                                                                     Exhibit 5.1



                [Letterhead of Richards, Layton & Finger, P.A.]



                               February 5, 2001



MBNA America Bank, National Association
400 Christiana Road
Newark, Delaware  19713

          Re:  MBNA Credit Card Master Note Trust
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for MBNA America Bank, National Association, a national banking association (the "Bank"), in connection with the proposed issuance and sale of a collateral certificate (the "Certificate"), representing an undivided beneficial interest in the MBNA Master Credit Card Trust II, pursuant to a Pooling and Servicing Agreement, dated as of August 4, 1994, as amended by the First Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of March 11, 1996, by the Second Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of June 2, 1998, by the Third Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of January 10, 1999, and by the Fourth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of October 2, 2000 (collectively, the "Original Pooling and Servicing Agreement"), by and between the Bank, as Seller and Servicer, and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee"), and as further amended by Assignment No. 1 of Receivables in Additional Accounts, dated as of September 19, 1994 (the "First Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 2 of Receivables in Additional Accounts, dated as of November 15, 1994 (the "Second Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 3 of Receivables in Additional Accounts, dated as of March 30, 1995 (the "Third Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 4 of Receivables in Additional Accounts, dated as of

MBNA America Bank, National Association
February 5, 2001
Page 2


July 6, 1995 (the "Fourth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 5 of Receivables in Additional Accounts, dated as of October 3, 1995 (the "Fifth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 6 of Receivables in Additional Accounts, dated as of March 8, 1996 (the "Sixth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 7 of Receivables in Additional Accounts, dated as of May 30, 1996 (the "Seventh Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 8 of Receivables in Additional Accounts, dated as of September 4, 1996 (the "Eighth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 9 of Receivables in Additional Accounts, dated as of October 3, 1996 (the "Ninth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 10 of Receivables in Additional Accounts, dated as of November 5, 1996 (the "Tenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 11 of Receivables in Additional Accounts, dated as of February 4, 1997 (the "Eleventh Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 12 of Receivables in Additional Accounts, dated as of April 4, 1997 (the "Twelfth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 13 of Receivables in Additional Accounts, dated as of July 2, 1997 (the "Thirteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 14 of Receivables in Additional Accounts, dated as of October 2, 1997 (the "Fourteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 15 of Receivables in Additional Accounts, dated as of December 17, 1997 (the "Fifteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 16 of Receivables in Additional Accounts, dated as of April 10, 1998 (the "Sixteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 17 of Receivables in Additional Accounts, dated as of July 2, 1998 (the "Seventeenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment
No. 18 of Receivables in Additional Accounts, dated as of September 22, 1998 (the "Eighteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 19 of Receivables in Additional Accounts, dated as of November 17, 1998 (the "Nineteenth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 20 of Receivables in Additional Accounts, dated as of February 10, 1999 (the "Twentieth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 21 of Receivables in Additional Accounts, dated as of April 5, 1999 (the "Twenty-First Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 22 of Receivables in Additional Accounts, dated as of June 17, 1999 (the "Twenty-Second Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 23 of Receivables in Additional Accounts, dated as of July 27, 1999 (the "Twenty-Third Assignment"), by and between the Bank, as Seller and Servicer,

MBNA America Bank, National Association
February 5, 2001
Page 3

and the Trustee, by Assignment No. 24 of Receivables in Additional Accounts, dated as of October 12, 1999 (the "Twenty-Fourth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 25 of Receivables in Additional Accounts, dated as of November 24, 1999 (the "Twenty-Fifth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 26 of Receivables in Additional Accounts, dated as of March 3, 2000 (the "Twenty-Sixth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 27 of Receivables in Additional Accounts, dated as of April 24, 2000 (the "Twenty-Seventh Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 28 of Receivables in Additional Accounts, dated as of June 29, 2000 (the "Twenty-Eighth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, by Assignment No. 29 of Receivables in Additional Accounts, dated as of October 19, 2000 (the "Twenty-Ninth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, and by Assignment No. 30 of Receivables in Additional Accounts, dated as of January 30, 2001 (the "Thirtieth Assignment"), by and between the Bank, as Seller and Servicer, and the Trustee, and as to be supplemented by a Supplement in the form of the supplement which is attached as Exhibit 4.3 to the Registration Statement (as defined below) (the "Supplement") (the Original Pooling and Servicing Agreement as amended by the First Assignment, the Second Assignment, the Third Assignment, the Fourth Assignment, the Fifth Assignment, the Sixth Assignment, the Seventh Assignment, the Eighth Assignment, the Ninth Assignment, the Tenth Assignment, the Eleventh Assignment, the Twelfth Assignment, the Thirteenth Assignment, the Fourteenth Assignment, the Fifteenth Assignment, the Sixteenth Assignment, the Seventeenth Assignment, the Eighteenth Assignment, the Nineteenth Assignment, the Twentieth Assignment, the Twenty-First Assignment, the Twenty-Second Assignment, the Twenty-Third Assignment, the Twenty-Fourth Assignment, the Twenty-Fifth Assignment, the Twenty-Sixth Assignment, the Twenty-Seventh Assignment, the Twenty-Eighth Assignment, the Twenty-Ninth Assignment and the Thirtieth Assignment, and as to be supplemented by the Supplement is hereinafter referred to as the "Pooling and Servicing Agreement"). At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

          (a)  The Pooling and Servicing Agreement;

          (b) The Registration Statement on Form S-3, filed by the Bank with the Securities and Exchange Commission on November 20, 2000, as amended by the Pre-Effective Amendment No. 1 thereto, filed by the Bank with the Securities and Exchange Commission on February 5,

MBNA America Bank, National Association
February 5, 2001
Page 4



               2001 (as so amended, the "Registration Statement"), including a related prospectus (the "Prospectus") and related prospectus supplements; and

          (c)  A certificate of an officer of the Bank, dated February 5, 2001.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In connection with the formation and authorization to transact business of the Bank, in rendering this opinion, we have relied upon an opinion, dated February 5, 2001, of John W. Scheflen, Esquire, a copy of which is attached hereto as Exhibit "A."

          With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

          For purposes of this opinion, we have assumed, at the time of issuance and sale of the Certificate, (i) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ii) that the Bank will be a national banking association duly formed and validly existing under the laws of the United States of America, (iii) that the Bank will have all necessary corporate power and authority to cause the issuance and sale of the Certificate, (iv) that the Bank will have taken all necessary corporate action to cause the issuance and sale of the Certificate, (v) that the issuance and sale of the Certificate will not be contrary to any applicable law, rule, regulation or order, and (vi) in connection with the documents of which we have reviewed a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

          This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

MBNA America Bank, National Association
February 5, 2001
Page 5

          Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when issued and sold in accordance with the terms of the Pooling and Servicing Agreement, including when duly executed and delivered by the Bank and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and when issued and delivered against payment therefor, the Certificate will be legally issued, fully paid and nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

          We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Bank of the Registration Statement under the Securities Act of 1933, as amended. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. This opinion is rendered solely for your benefit in connection with the foregoing. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                              Very truly yours,



                              /s/ Richards, Layton & Finger P.A.
WAY/EAS

                                                       Exhibit A to Exhibit 5.1


                               February 5, 2001



Richards, Layton & Finger, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899

    Re:  MBNA Credit Card Master Note Trust (Issuer of the Notes)
         MBNA Master Credit Card Trust II (Issuer of the Collateral Certificate) MBNA America Bank, National Association (Originator of the Issuers) Registration Statement on Form S-3

Gentlemen:

     I am familiar with the registration statement on Form S-3 to be filed on or about February 5, 2001 (the "Registration Statement") by MBNA America Bank, National Association, a national banking association (the "Bank"), on behalf of MBNA Credit Card Master Note Trust (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance from time to time by the Trust of series, classes or tranches of its Notes secured by assets of the Trust. All Notes to be issued by the Trust in offerings pursuant to the Registration Statement are collectively referred to herein as the "Notes."

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the forgoing, I am of the opinion that the Bank is a national banking association formed under the laws of the United States of America and is authorized thereunder to transact the business of banking.

     I am admitted to the Bar of the State of Maryland, and express no opinion as to the law of any jurisdiction other than the laws of the United States of America.

     You may rely on this opinion in connection with an opinion to be submitted by you to the Bank and filed by the Bank with the Securities and Exchange Commission as an exhibit to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus relating to the Notes. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                Very truly yours,


                                /s/ John W. Scheflen

                                John W. Scheflen, Esq.

                                                                     Exhibit 5.1


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]


                                February 5, 2001



MBNA America Bank,
 National Association
1100 North King Street
Wilmington, Delaware 19884

Re:  MBNA America Bank, National Association
     MBNA Master Credit Card Trust II
     MBNA Credit Card Master Note Trust
     Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 File No. 333-50316
     ------------------

Ladies and Gentlemen:

     We have acted as counsel for MBNA America Bank, National Association, a national banking association, in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which was filed on November 20, 2000, as amended by the Pre-Effective Amendment No. 1 ("Amendment No. 1") to the Registration Statement, which was filed on February 5, 2001, each with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of notes (collectively, the "Notes"), each such Series of Notes representing obligations of the MBNA Credit Card Master Note Trust (the "Trust"). Each Series of Notes will be issued pursuant to an Indenture (the "Master Indenture"), as supplemented by an Indenture Supplement relating to such Series (each, an "Indenture Supplement" and, in each such case, together with the Master Indenture, the "Indenture"), in each case between the Trust and The Bank of New York, as Indenture Trustee.

  We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

  Based on such examination, we are of the opinion that when the issuance of each Series of Notes has been duly authorized by appropriate corporate action and the Notes of such Series have been duly executed, authenticated and delivered in accordance with the Indenture, and sold in the

MBNA America Bank,
 National Association
February 5, 2001
Page 2


manner described in Amendment No. 1, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Trust, and the holders of the Notes of such Series will be entitled to the benefits of such Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,

                                          /s/ Orrick, Herrington & Sutcliffe LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP